Exhibit 21.1

A table of subsidiaries of GCI Liberty, Inc. following the spin-off is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity	Domicile
Alaska United Fiber System Partnership	AK
BBN, Inc.	AK
Bortek, LLC	DE
Broadband Holdco, LLC	DE
Celebrate Interactive LLC	DE
Cycle30, Inc.	AK
Denali Media Anchorage, Corp.	AK
Denali Media Holdings, Corp.	AK
Denali Media Juneau, Corp.	AK
Denali Media Southeast, Corp.	AK
GCI Cable, Inc.	AK
GCI Communication Corp.	AK
GCI Fiber Communication Co., Inc.	AK
GCI Holdings, LLC	DE
GCI, LLC	DE
GCI NADC LLC	AK
GCI SADC LLC	AK
GCI Wireless Holdings, LLC	AK
Integrated Logic LLC	AK
Kodiak Kenai Fiber Link, Inc.	AK
Kodiak-Kenai Cable Company, LLC	AK
LMC Social, LLC	DE
Potter View Development Co., Inc.	AK
Provide Gifts, Inc.	DE
Supervision, Inc.	AK
The Alaska Wireless Network, LLC	DE
Unicom, Inc.	AK
United2, LLC	AK
United-Kuc, Inc.	AK
United Utilities, Inc.	AK
Ventures Holdco, LLC	DE
Yukon Tech, Inc.	AK
Yukon Telephone Company, Inc.	AK